Exhibit 10.2

FIRST AMENDMENT TO
LINN ENERGY, LLC
AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

WHEREAS, Linn Energy, LLC (the “Company”) maintains the Linn Energy, LLC Amended and Restated Long-Term Incentive Plan (the “Plan”) for the purpose of granting incentive compensation awards thereunder to employees, consultants, and directors of the Company and its Affiliates for superior performance, and to attract and retain the services of individuals essential for the growth and profitability of the Company; and

WHEREAS, the Company desires to amend the Plan to conform the definition of “Change of Control” to that provided in the Company’s executive employment agreements.

A.           Amendments.  The following provision of the Plan shall be amended as follows:

2.   Definitions.

“Change of Control” means the first to occur of:

(i)           the acquisition by any individual, entity or group (within the meaning of Section 13(d) (3) or 14(d) (2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty-five percent (35%) or more of either (A) the then-outstanding equity interests of the Company (the “Outstanding Linn Energy Equity”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Linn Energy Voting Securities”); provided, however, that, for purposes of this paragraph (i), the following acquisitions will not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated company, or (4) any acquisition by any corporation or other entity pursuant to a transaction that complies with paragraphs (iii)(A), (iii)(B) or (iii)(C) below in this definition;

(ii)          Any time at which individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s Unitholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board;

(iii)         Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or equity interests of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Equity and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then-outstanding equity interests and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation or other entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Equity and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation or other entity resulting from such Business Combination) beneficially owns, directly or indirectly, thirty-five percent (35%) or more of, respectively, the then-outstanding equity interests of the corporation or other entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation or other entity, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation or equivalent body of any other entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv)         Consummation of a complete liquidation or dissolution of the Company.

B.           All terms used herein that are defined in the Plan shall have the same meanings given to such terms in the Plan, except as otherwise expressly provided herein.

C.           Except as amended and modified hereby, the Plan shall continue in full force and effect and the Plan and this instrument shall be read, taken and construed as one and the same instrument.

IN WITNESS WHEREOF, this Amendment has been duly executed as February 4, 2009.

                              LINN ENERGY, LLC

                   By: /s/ Charlene A. Ripley
                                Name: Charlene A. Ripley
                                Title: Senior Vice President, General
                    Counsel and Assistant Secretary

Attested:  /s/ Candice J. Wells
Candice J. Wells
Assistant Corporate Secretary